Exhibit 10.8

Citibank, N.A.

390 Greenwich Street, 5th Floor

New York, New York 10013

May 26, 2016

ZFC Trust

c/o ZAIS REIT Management, LLC

2 Bridge Avenue, Suite 322

Red Bank, NJ 07701

Attention: General Counsel

NOTICE OF REPURCHASE AND TERMINATION OF TRANSACTIONS

Re:        CITIBANK, N.A., ZFC TRUST MASTER REPURCHASE AGREEMENT

1.	Reference is made this 26th day of May, 2016 (the “Effective Date”) to that certain Master Repurchase Agreement, dated as of May 20, 2013 (the “Repurchase Agreement”), as amended from time to time, by and among ZFC TRUST (“Seller”) and CITIBANK, N.A. (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Repurchase Agreement.

2.	The parties agree that there is no current outstanding Repurchase Price owed Buyer under the Repurchase Agreement and as of the Effective Date, the Repurchase Agreement and all of the Program Documents shall automatically terminate without any further action of or notice to any party, and shall be of no further force or effect (the “Termination”). Notwithstanding the foregoing, the parties acknowledge that, pursuant to the terms of the Master Repurchase Agreement and the other Program Documents, the Termination shall not affect any obligations that expressly survive termination of the Repurchase Agreement (or such other Program Document as the case may be) including without limitation those obligations of the Seller pursuant to Sections 3(i), 5, 12, 13, 23 and 25 of the Repurchase Agreement (and those obligations of Seller set forth herein).

3.	This letter agreement shall not constitute a waiver of any provisions or of Buyer’s rights under the Repurchase Agreement or any other Program Document that expressly survive termination of the Program Documents.

4.	This letter agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.	This letter agreement may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter agreement by signing any such counterpart.

6.	The parties hereto shall each take any and all further reasonable actions and execute and deliver and/or authorize the filing of any and all such further reasonable documents and undertakings as are necessary or reasonably requested by the other party to effectuate the purposes of this letter agreement. The undertakings set forth in this section shall survive the execution and delivery of this letter agreement.

7.	THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

[SIGNATURE PAGE FOLLOWS]

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills
Name: Susan Mills
Title: Vice President

Accepted and Agreed:

ZFC TRUST
(Seller)

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Authorized Signatory

Termination Letter Agreement (Citibank, N.A. & ZFC Trust)